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                                                                    Exhibit 3-62
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                                                   Secretary of State of
                                                   West Virginia,
                                                   this date: SEP 19 1977


                           ARTICLES OF INCORPORATION

                                       OF

                             DAWN VIEW MANOR, INC.

The undersigned, acting as incorporator(s) of a corporation under Section 27,
Article 1, Chapter 31 of the Code of West Virginia adopt(s) the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

   I. The undersigned agree to become a corporation by the name of DAWN VIEW MANOR, INC.

(The name of the corporation shall contain one of the words "corporation,"
 "company," "incorporated," "limited" or shall contain an abbreviation of one of such words.)

   II. The address of the principal office of said corporation will be located at STAR ROUTE #1, DAWN VIEW street, in the city, town or village of FORT ASHBY in the county of MINERAL, State of West Virginia, ZIP 26719.

IF either the principal office or the principal place of business of said corporation is NOT located in the State of West Virginia, give address of the exact location.

   III. The purpose or purposes for which this corporation is formed are as follows:

(Please type double space. If not sufficient room to cover this point, add one or more sheets of paper of this size.)

   The purposes for which this Corporation is formed are:

    1. To engage in the business of establishing, maintaining and operating nursing and rest homes in all of their phases; to own and operate nursing and rest homes for the purposes of rendering to persons care, health services and all other services incident to and relating to nursing and rest homes and the field of health care.

     2. To build, purchase, lease or rent nursing and rest homes and the maintenance of nursing and rest homes, including, without being limited to, the buying, selling, leasing, renting, maintaining, using, operating, installing and distributing of all materials, equipment and personal property appertinant or incident to and useful in nursing and rest home business.

    3. The Corporation hereby formed shall have power to purchase, lease, or otherwise acquire by bequest, devise, gift, or other means, and to hold, own; manage, or develop, and to mortgage, hypothecate, deed in trust, sell, convey, exchange, option, subdivide, or otherwise dispose of real and personal property of every class and description and any estate or interest therein, as may be necessary or convenient for the proper conduct of the affairs of the Corporation, without limitation as to amount of value, in any of the states, districts, or territories of the United States, and in any and all foreign countries, subject to the laws of any such states, districts, territories, or countries.

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    4. To enter into and perform all manner and kinds of contracts, agreements, and obligations for any lawful purpose by or with any person, firm, association, corporation, or governmental division or subdivision.

    5. To hire and employ agents, servants, and employees; to enter into agreements of employment and collective bargaining agreements; and to act as agent, contractor, trustee, factor, or otherwise, either alone or in company with others.

    6. From time to time to apply for, purchase, or acquire by assignment, transfer, or otherwise, and to exercise, carry out, and enjoy any license, power, authority, franchise, concession, right or privilege that any government or authority Federal, State of local, or any corporation or other legal entity may be empowered to enact, make, or grant, and to pay for, aid in, and contribute toward carrying it into effect and to appropriate any of the company's stock, bonds, and assets to defray the necessary costs, charges, and expenses thereof.

    7. To borrow money, and to draw, make, accept, endorse, issue, sell or otherwise deal lawfully in promissory notes, bills of exchange, bonds, debentures or any other negotiable or transferable obligations or instruments from time to time for any purpose of or concerning the business of the corporation.

    8. To do all and everything necessary, suitable, or proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the exercise of any of the powers herein set forth, either: alone or in conjunction with other corporation, firms, or individuals, and either as principals or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the abovementioned objects, purposes, or powers.

                                      -1A-

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   IV. Provisions granting preemptive rights are:

    [o]

   V. Provisions for the regulation of the internal affairs of the corporation are:

    [o]

   VI. The amount of the total authorized capital stock of said corporation shall be $10,000.00 dollars, which shall be divided into 1,000 shares of the par value of $10.00 dollars each.

NOTE: In the case of a corporation NOT organized for profit and not authorized to issue capital stock, a statement to that effect shall be set forth.

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   VII. The full names and addresses of the incorporator(s), including street and street numbers, if any, and the city, town or village, including ZIP number, and if a stock corporation, the number of shares subscribed for by each.

NAME                               ADDRESS                                    NO. OF SHARES
----                               -------                                    -------------
                                                                                (Optional)
Robert O. Billmyre                 Star Route #1
                                   Dawn View, Fort Ashby, WV

Mary E. Billmyre                   Star Route #1
                                   Dawn View, Fort Ashby, WV

Dawn M. Billmyre                   Star Route #1
                                   Dawn View, Fort Ashby, WV

   VIII.  The existence of this corporation is to be perpetual.

   IX. The name and address of the appointed person to whom notice or process may be sent: Robert O. Billmyre, Star Route #1, Dawn View, Fort Ashby, West Virginia

   X. The number of directors constituting the initial board of directors of the corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify. (Naming the board of directors is optional.)

NAME                                ADDRESS
----                                -------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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


   I/WE, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file these Articles of Incorporation, and I/we have accordingly hereunto set our respective hands this 16th day of September, 1977.

(All incorporator/s must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.)


                                            /s/ [graphic of signature]
                                            -----------------------------------
                                                Robert O. Billmyre


                                            /s/ [graphic of signature]
                                            -----------------------------------
                                                Mary E. Billmyre


                                            /s/ [graphic of signature]
                                            -----------------------------------
                                                Dawn M. Billmyre

Articles of Incorporation
prepared by: (Name and Address)

Charles E. Parsons
Attorney At Law
Post Office Box 597
Romney, West Virginia [o]
STATE OF West Virginia
COUNTY OF Mineral

   I, Charles E. Parsons, a Notary Public, in and for the county and state aforesaid, hereby certify that Robert O. Billmyre, Mary E. Billmyre and Dawn
M. Billmyre.

whose name(s) are signed to the foregoing Articles of Incorporation, (names of all incorporator(s) as shown in Article VII must be inserted in this space by official taking acknowledgment)

bearing date, 16th day of September, 1977, this day personally appeared before me in my said county and severally acknowledged their signature(s) to be the same.

   Given under my hand and the official seal this 16th day of September, 1977.


                                            /s/ [graphic of signature]
                                            -----------------------------------
                                                Notary Public


(NOTARIAL SEAL)


My Commission expires: August 2, 1986.